Exhibit 99.2

Boston Properties, Inc. 111 Huntington Avenue
Boston, MA 02199 (NYSE: BXP)

AT THE COMPANY	AT FRB/WEBER SHANDWICK
Michael Walsh	Marilynn Meek—General Info.
Vice President, Finance	(212) 445-8431
(617) 236-3410

Kathleen DiChiara	Suzie Pileggi—Media
Investor Relations Manager	(212) 445-8170
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FIRST QUARTER 2004 RESULTS

Reports diluted FFO per share of $0.99	Reports diluted EPS of $0.64

BOSTON, MA, April 27, 2004—Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, today reported results for the first quarter ended March 31, 2004.

Funds from Operations (FFO) for the quarter ended March 31, 2004 were $103.8 million, or $1.03 per share basic and $0.99 per share diluted. This compares to FFO for the quarter ended March 31, 2003 of $102.7 million, or $1.07 per share basic and $1.03 per share diluted before the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The weighted average number of basic and diluted shares outstanding totaled 100,890,264 and 110,577,230, respectively, for the quarter ended March 31, 2004 and 95,733,238 and 105,954,957, respectively, for the same quarter last year.

Net income available to common shareholders was $66.0 million for the three months ended March 31, 2004 compared to $185.0 million for the same quarter last year. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2004 was $0.65 basic and $0.64 on a diluted basis. This compares to EPS for the first quarter of 2003 of $1.93 basic and $1.91 on a diluted basis. EPS includes $0.09 and $1.31 on a diluted basis, related to net gains on sales of properties for the quarters ended March 31, 2004 and 2003, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2004. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2004, the Company’s portfolio consisted of 129 properties comprising approximately 43.8 million square feet, including three properties under construction totaling 2.0 million square feet. The overall percentage of leased space for the 123 properties in service as of March 31, 2004 was 92.3%.

As reported in the Company’s proxy statement, the Company is proposing to increase the number of Independent Directors on its Board through the nomination of Carol B. Einiger. Ms. Einiger is currently the Chief Investment Officer of The Rockefeller University.

Significant events of the first quarter include:

•	The Company was selected the #1 Real Estate Company in FORTUNE® magazine’s 2004 List of America’s Most Admired Companies (3/8/2004).

•	The Company sold the following eleven non-core office/technical and industrial properties aggregating approximately 222,000 square feet:

Date	Property		Sales Price
1/16/04	430 Rozzi Place located in South San Francisco (one building)	(1)	$ 2.5 million
2/4/04	Hilltop Office Center located in South San Francisco (nine buildings)	(1)	$18.0 million
2/10/04	Sugarland Business Park—Building Two located in Herndon, Virginia (one building)		$ 7.1 million

(1)	The Company had a 35.7% interest in this property, which was consolidated in the Company’s financial statements due to the scope and nature of the Company’s control.

•	On January 23, 2004, the Company refinanced its $493.5 million construction loan collateralized by the Times Square Tower property in New York City, which bore interest at LIBOR + 1.95% per annum and was scheduled to mature in November 2004. The new facility totals $475.0 million and is comprised of two tranches. The first tranche consists of a $300.0 million loan commitment which bears interest at LIBOR + 0.90% per annum and matures in January 2006, with a one-year extension option. The second tranche consists of a $175.0 million term loan which bears interest at LIBOR + 1.00% per annum and matures in January 2007.

•	On January 30, 2004, a third party terminated an agreement to enter into a ground lease with the Company, and in connection therewith the Company subsequently received consideration of approximately $7.5 million. As the Company has no further obligations in connection with this agreement such amount is reflected, net of approximately $0.5 million of associated costs, as interest and other revenue in the consolidated statements of operations for the three months ended March 31, 2004.

•	In February 2004, the Company signed two new leases with law firms totaling 131,807 square feet at Times Square Tower. Manatt, Phelps & Phillips, LLP signed a lease for 85,468 square feet and Pitney, Hardin, Kipp & Szuch LLP signed a lease for 46,339 square feet. Manatt, Phelps & Phillips, LLP and Pitney, Hardin, Kipp & Szuch LLP will be joining O’Melveny & Myers and Clarendon National Insurance Company, and will bring the building, which was placed in service in April of this year, to approximately 35% leased.

•	On March 3, 2004, the Company completed a public offering of 5,700,000 shares of its common stock at a price to the public of $51.40 per share. The proceeds from this public offering, net of underwriters’ discount and offering costs, totaled approximately $291.1 million and were used in part to:

•	Repay the mortgage loan collateralized by the Company’s One and Two Reston Overlook properties totaling approximately $65.8 million, together with a prepayment penalty totaling approximately $0.7 million. The mortgage loan bore interest at a fixed rate of 7.45% per annum and was scheduled to mature in August 2004.

•	Repay the mortgage loans collateralized by the Company’s Lockheed Martin and NIMA properties totaling approximately $24.5 million and $20.0 million, respectively, together with prepayment penalties aggregating approximately $5.6 million. The mortgage loans bore interest at fixed rates of 6.61% and 6.51% per annum, respectively, and were scheduled to mature in June 2008.

•	Acquire the remaining outside interests in the Company’s 140 Kendrick Street joint venture properties located in Needham, Massachusetts for cash of $21.6 million and the assumption of the outside partner’s share of the mortgage debt on the properties of approximately $41.6 million. For 2004, the Company projects these properties’ Annualized Unleveraged FFO Return to be 11.9% and Annualized Unleveraged Cash Return to be 10.9%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2004 Returns on Acquisitions.” There can be no assurances that actual returns will not differ materially from these projections.

Transactions completed subsequent to March 31, 2004:

•	The Company sold the following three buildings aggregating approximately 250,000 square feet and two land parcels, one of which is subject to a ground lease:

Date	Property	Sales Price
4/1/04	Decoverly Two, Three, Six and Seven located in Rockville, Maryland (two buildings and two land parcels)	$42.0 million
4/1/04	The Arboretum located in Reston, Virginia (one building)	$21.5 million

•	On April 1, 2004, the Company acquired 1330 Connecticut Avenue, a 259,000 square foot Class-A office property in Washington, D.C. at a purchase price of approximately $86.6 million. In addition, the Company paid approximately $1.4 million of closing costs and will be obligated to fund an additional $9.2 million for tenant and capital improvements during approximately the first two years of ownership. The acquisition was financed with the assumption of mortgage indebtedness secured by the property totaling approximately $52.4 million, which bears interest at a fixed rate of 7.58% per annum and matures in 2011, and available cash from the Company’s stock offering discussed above. The Company projects this property’s Annualized Unleveraged FFO Return to be 10.6% and Annualized Unleveraged Cash Return to be 8.7% after completion of the tenant and capital improvement obligations. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2004 Returns on Acquisitions.” There can be no assurances that actual returns will not differ materially from these projections.

EPS and FFO Per Share Guidance:

The Company’s guidance for the second quarter of 2004 and the full year 2004 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The reconciliation of projected EPS to projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	Second Quarter 2004			Full Year 2004
	Low	—	High	Low	—	High

Projected EPS (diluted)	$0.74	—	$0.76	$2.70	—	$2.77
Add:
Projected Company Share of Real Estate Depreciation and Amortization	$0.40	—	$0.40	$1.68	—	$1.68
Less:
Gains on Sales of Real Estate	$0.15	—	$0.16	$0.35	—	$0.35

Projected FFO per Share (diluted)	$0.99	—	$1.00	$4.03	—	$4.10

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, April 28, 2004 at 10:00 AM (Eastern Time), open to the general public, to discuss the first quarter 2004 results, the 2004 projections and other related matters. The number to call for this interactive teleconference is (800) 218-8862. A replay of the conference call will be available through May 5, 2004 by dialing (800) 405-2236 and entering the passcode 575142. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investors section under the heading Audio Archive.

Additionally, a copy of Boston Properties’ first quarter 2004 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office, industrial and hotel properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four core markets—Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the second quarter of 2004 and the full year 2004.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$255,590	$245,473
Recoveries from tenants	40,834	39,479
Parking and other	13,198	14,195

Total rental revenue	309,622	299,147
Hotel revenue	13,178	13,246
Development and management services	3,326	4,590
Interest and other	7,528	415

Total revenue	333,654	317,398

Expenses
Operating:
Rental	101,032	98,397
Hotel	11,678	11,171
General and administrative	12,600	11,399
Interest	74,305	73,645
Depreciation and amortization	56,477	49,472
Net derivative losses	—	932
Losses from early extinguishments of debt	6,258	1,474

Total expenses	262,350	246,490

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	71,304	70,908
Minority interests in property partnerships	328	428
Income from unconsolidated joint ventures	1,377	2,658

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	73,009	73,994
Minority interest in Operating Partnership	(17,248)	(18,313)

Income before gains on sales of real estate and discontinued operations	55,761	55,681
Gains on sales of real estate, net of minority interest	6,698	52,912

Income before discontinued operations	62,459	108,593
Discontinued Operations:
Income from discontinued operations, net of minority interest	1,068	2,924
Gains on sales of real estate from discontinued operations, net of minority interest	2,521	73,528

Net income available to common shareholders	$66,048	$185,045

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.62	$1.13
Discontinued operations, net of minority interest	0.03	0.80

Net income available to common shareholders	$0.65	$1.93

Weighted average number of common shares outstanding	100,890	95,733

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.61	$1.12
Discontinued operations, net of minority interest	0.03	0.79

Net income available to common shareholders	$0.64	$1.91

Weighted average number of common and common equivalent shares outstanding	103,490	96,755

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$8,272,848	$8,202,958
Development in progress	579,751	542,600
Land held for future development	228,361	232,098
Real estate held for sale, net	42,449	5,604
Less: accumulated depreciation	(1,047,911)	(1,001,435)

Total real estate	8,075,498	7,981,825
Cash and cash equivalents	182,151	22,686
Cash held in escrows	25,666	21,321
Tenant and other receivables, net of allowance for doubtful accounts of $2,471 and $3,157, respectively	14,962	18,425
Accrued rental income, net of allowance of $4,777 and $5,030, respectively	202,604	189,852
Deferred charges, net	196,598	188,855
Prepaid expenses and other assets	56,001	39,350
Investments in unconsolidated joint ventures	83,555	88,786

Total assets	$8,837,035	$8,551,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,440,351	$3,471,400
Unsecured senior notes, net of discount	1,470,410	1,470,320
Unsecured line of credit	—	63,000
Accounts payable and accrued expenses	110,002	92,026
Dividends and distributions payable	89,166	84,569
Interest rate contracts	6,417	8,191
Accrued interest payable	41,984	50,931
Other liabilities	79,390	80,367

Total liabilities	5,237,720	5,320,804

Commitments and contingencies	—	—

Minority interests	851,901	830,133

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 106,521,898 and 98,309,077 shares issued and 106,442,998 and 98,230,177 shares outstanding in 2004 and 2003, respectively	1,064	982
Additional paid-in capital	2,453,215	2,104,158
Earnings in excess of dividends	319,890	320,900
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(7,872)	(6,820)
Accumulated other comprehensive loss	(16,161)	(16,335)

Total stockholders’ equity	2,747,414	2,400,163

Total liabilities and stockholders’ equity	$8,837,035	$8,551,100

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS(1)

	Three months ended March 31,
	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$66,048	$185,045
Add:
Minority interest in Operating Partnership	17,248	18,313
Less:
Minority interests in property partnerships	328	428
Income from unconsolidated joint ventures	1,377	2,658
Gains on sales of real estate, net of minority interest	6,698	52,912
Income from discontinued operations, net of minority interest	1,068	2,924
Gains on sales of real estate from discontinued operations, net of minority interest	2,521	73,528

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	71,304	70,908
Add:
Real estate depreciation and amortization	57,873	51,791
Income from discontinued operations	1,302	3,580
Income from unconsolidated joint ventures	1,377	2,658
Loss from early extinguishment of debt associated with sales of real estate	—	1,474
Less:
Minority interests in property partnerships' share of funds from operations	(904)	(866)
Preferred distributions	(4,385)	(5,771)

Funds from operations	126,567	123,774
Add:
Net derivative losses (SFAS No. 133)	—	932

Funds from operations before net derivative losses (SFAS No. 133)	$126,567	$124,706

Funds from operations available to common shareholders before net derivative losses (SFAS No. 133)	$103,831	$102,735

Weighted average shares outstanding—basic	100,890	95,733

FFO per share basic before net derivative losses (SFAS No. 133)	$1.03	$1.07

FFO per share basic after net derivative losses (SFAS No. 133)	$1.03	$1.07

Weighted average shares outstanding—diluted	110,577	105,955

FFO per share diluted before net derivative losses (SFAS No. 133)	$0.99	$1.03

FFO per share diluted after net derivative losses (SFAS No. 133)	$0.99	$1.02

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures.

The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific supplemental adjustments, including net derivative losses. Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

BOSTON PROPERTIES, INC.

PROJECTED 2004 RETURNS ON ACQUISITIONS

	1330 Connecticut Avenue	140 Kendrick Street (1)
	(dollars in thousands)
Base rent and recoveries from tenants	$8,871	$7,966
Straight-line rent	558	637
Fair value lease revenue	877	—
Parking	264	—

Total rental revenue	10,570	8,603
Operating Expenses	2,829	1,200

Revenue less Operating Expenses	7,741	7,403
Interest expense	(3,017)	(3,115)
Fair value interest adjustment	876	617
Depreciation and amortization	(2,422)	(1,816)

Net income	$3,178	$3,089
Add:
Interest expense	2,141	2,498
Depreciation and amortization	2,422	1,816

Unleveraged FFO	$7,741	$7,403
Less:
Straight-line rent	(558)	(637)
Fair value lease revenue	(877)	—

Unleveraged Cash	$6,306	$6,766
Cash	$34,221	$21,551
Total debt	52,386	55,509
Existing equity	—	5,283
Closing costs	1,360	280
Tenant and capital improvement obligation	9,165	—

Total Investment	$97,132	$82,623
Annualized Unleveraged FFO Return (2)	10.6%	11.9%
Annualized Unleveraged Cash Return (3)	8.7%	10.9%

(1)	Reflects 100% of the operations of 140 Kendrick Street. Prior to the acquisition of the remaining outside interest, the Company reflected its share of operations through “income from unconsolidated joint ventures” in its statements of operations.
(2)	Annualized Unleveraged FFO Return is determined by dividing the annualized Unleveraged FFO based on projected results for the nine months ending December 31, 2004 by Total Investment. Other real estate companies may calculate this return differently. Management believes projected annualized Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property’s value. When evaluating acquisition opportunities, management considers, among other factors, projected annualized Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or proprety-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). In addition, management considers its cost of capital and available financing alternatives in making decisions concerning acquisitions.
(3)	Annualized Unleveraged Cash Return is determined by dividing the annualized Unleveraged Cash based on projected results for the nine months ending December 31, 2004 by Total Investment. Other real estate companies may calculate this return differently. Management believes that projected annualized Unleveraged Cash Return is also a useful measure of a property’s value when used in addition to annualized Unleveraged FFO Return because it eliminates the effect of straight-lining of rent and the FAS 141 treatment of in-place above and below market leases which over the forecasted period enables an investor to assess the cash on cash return from the property.

Management is presenting these projected returns and related calculations to assist investors in analyzing the Company’s recent acquisitions. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company’s financial condition or results of operations. The Company does not undertake a duty to update any of these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2004	December 31, 2003
Greater Boston	89.2%	88.9%
Greater Washington, D.C.	96.6%	95.1%
Midtown Manhattan	98.9%	99.4%
Baltimore, MD	96.0%	95.1%
Richmond, VA	91.7%	89.2%
Princeton/East Brunswick, NJ	92.5%	93.4%
Greater San Francisco	81.3%	82.4%
Bucks County, PA	100.0%	100.0%

Total Portfolio	92.3%	92.1%

	% Leased by Type
	March 31, 2004	December 31, 2003
Class A Office Portfolio	92.6%	92.7%
Office/Technical Portfolio	94.8%	89.4%
Industrial Portfolio	56.9%	56.6%

Total Portfolio	92.3%	92.1%